Exhibit 16

May 9, 2003

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Hollywood Casino Shreveport dated May 9, 2003.

Yours truly,

/s/ DELOITTE & TOUCHE LLP